UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            SOURCECORP, INCORPORATED
             (Exact name of registrant as specified in its charter)



                Delaware                                          75-2560895
 (State of incorporation or organization)                      (IRS Employer
                                                             Identification No.)
    3232 MCKINNEY AVENUE, SUITE 1000                                75204
              DALLAS, TEXAS                                      (Zip Code)
(Address of Principal Executive Offices)


          Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so registered      Name of each exchange on which each
                                                  class is to be registered
               None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          On June 24, 2005, the Board of Directors of SOURCECORP, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share (a "Common Share"), of the Company to stockholders of record at the close of business on July 4, 2005 (the "Record Date"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Participating Preferred Stock, without par value ("Series A Shares"), at a price of $90.00 (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash, or by certified check or cashier's check payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

          Initially, no separate Right Certificates will be distributed. Until the earlier to occur of (i) 10 days following (A) a public announcement that, or
(B) such earlier date as a majority of the Company's Board of Directors has become aware that, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) 10 Business Days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer if, upon consummation thereof, such person or group would become an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any Common Shares outstanding on and after the Record Date, by the certificates representing such Common Shares. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Share certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire on June 24, 2015, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

          If a person (other than the Company and certain other entities) becomes an Acquiring Person (other than pursuant to a tender offer for all outstanding Common Shares at a price and on terms approved by a majority of the independent Directors (a "Qualified Offer")), each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of the event set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

          In the event that, at any time following the Shares Acquisition Date,
(i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but in which its Common Shares are changed or exchanged (other than pursuant to a Qualified Offer), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price.

          The Purchase Price payable, and the number of Units of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (ii) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares, or (iii) upon the distribution to holders of the Series A Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares that are not integral multiples of one one-thousandth of a Series A Share will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Shares on the last trading date prior to the date of exercise.

          At any time after the date of the Rights Agreement until the date upon which an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustments (the "Redemption Price").

          At any time after a person becomes an Acquiring Person, provided that the Acquiring Person beneficially owns not more than 50% of the outstanding Common Shares, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right or for Series A Shares (or equivalent preference shares) at an exchange ratio of one one-thousandth of a Series A Share (or equivalent preference share) per Right.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights.

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors at any time the Rights are redeemable. Thereafter, the Rights Agreement may be amended to cure any ambiguity, to correct defects and inconsistencies or to make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person); provided that no supplement or amendment may cause the Rights Agreement to again become amendable other than in accordance with this sentence or to cause the Rights to again become redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Item 2.   Exhibits.
          --------

Exhibit No.                                       Description
----------                   ---------------------------------------------------
4.1                          Form of Rights Agreement, dated as of June 24,
                             2005, between SOURCECORP, Incorporated and American
                             Stock Transfer & Trust Company which includes as
                             Exhibit A the form of Certificate of Designations of Series A Participating Preferred Stock, as
                             Exhibit B the form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Series
                             A Participating Preferred Stock.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 24, 2005

                                                SOURCECORP, INCORPORATED



                                                By: /s/ Thomas C. Walker
                                                   -----------------------------
                                                   Name:    Thomas C. Walker
                                                   Title:   Chairman & Chief
                                                            Development Officer

                                                             Execution Copy





                                RIGHTS AGREEMENT

                                     between

                            SOURCECORP, Incorporated

                                       and

                    American Stock Transfer & Trust Company,

                                  Rights Agent


                            Dated as of June 24, 2005

                                TABLE OF CONTENTS

                                                                            Page

Section 1. Certain Definitions.................................................1

Section 2. Appointment of Rights Agent.........................................5

Section 3. Issue of Right Certificates.........................................5

Section 4. Form of Right Certificates..........................................7

Section 5. Countersignature and Registration...................................8

Section 6. Transfer, Split Up, Combination, and Exchange of Right Certificates;
           Mutilated, Destroyed, Lost, or Stolen Right Certificates............8

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.......9

Section 8. Cancellation and Destruction of Right Certificates.................11

Section 9. Reservation and Availability of Series A Shares; Registration......11

Section 10. Series A Shares Record Date.......................................12

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number
            of Rights.........................................................13

Section 12. Certificate of Adjusted Purchase Price or Number of Shares........20

Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning
            Power.............................................................20

Section 14. Fractional Rights and Fractional Shares...........................23

Section 15. Rights of Action..................................................24

Section 16. Agreement of Right Holders........................................24

Section 17. Right Certificate Holder Not Deemed a Stockholder.................25

Section 18. Concerning the Rights of Agent....................................25

Section 19. Merger or Consolidation or Change of Name of Rights Agent.........26

Section 20. Duties of Rights Agent............................................26

Section 21. Change of Rights Agent............................................28

Section 22. Issuance of New Rights Certificates...............................29

                                      (i)

                               Table of Contents
                                  (continued)

Section 23. Redemption and Termination........................................30

Section 24. Exchange..........................................................30

Section 25. Notice of Certain Events..........................................31

Section 26. Notices...........................................................32

Section 27. Supplements and Amendments........................................33

Section 28. Successors........................................................33

Section 29. Determination and Actions by the Board............................33

Section 30. Benefits of this Agreement........................................34

Section 31. Severability......................................................34

Section 32. Governing Law.....................................................34

Section 33. Counterparts......................................................34

Section 34. Descriptive Headings..............................................34


Exhibits

     A. Form of Certificate of Designation, Preferences, and Rights for Series A Participating Preferred Stock

     B.   Form of Right Certificate

     C.   Summary of Rights to Purchase Series A Shares

                                      (ii)

                                RIGHTS AGREEMENT


          This Rights Agreement, dated as of June 24, 2005 (the "Agreement"), by and between SOURCECORP, Incorporated, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on July 4, 2005 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a share of Series A Participating Preferred Stock, without par value ("Series A Preferred Stock"), of the Company having the rights and preferences set forth in the form of Certificate of Designations with respect to the Series A Preferred Stock, a copy of which is attached hereto as Exhibit A and incorporated herein. The Board of Directors has further authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) with respect to each Common Share that shall become outstanding (whether originally issued or delivered from the Company's treasury) after the Record Date and on or prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall after the date hereof become the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to any such plan, or (ii) any Person that, together with all Affiliates and Associates of such Person, is, as of the date hereof, the Beneficial Owner of 15% or more of the Common Shares outstanding (an "Existing Holder"), unless and until such time as such Existing Holder, or such Existing Holder's Affiliates or Associates, shall, after the date hereof, become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Share, such Existing Holder is not then the Beneficial Owner of 15% or more of the Common Shares. Notwithstanding the foregoing, no Person or group shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person or group to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person or group shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of such an acquisition by the Company and shall, after such acquisition, become the Beneficial Owner of any additional Common Shares, then such Person or group shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board determines that a person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the Record Date.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time before the occurrence of a Triggering Event (as defined in Section 1(n) below) but thereafter including Rights acquired from and after the Distribution Date (as defined in Section 3(a) below) other than Rights acquired pursuant to Section 3(a), Section 11(i), or Section 22 hereof), warrants, or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, and provided, further, that a person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities that such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights conferred in any class or series of preferred stock, without par value, of the Company issued prior to the Distribution Date (as defined in Section 3(a) hereof) if the resolutions of the Board (as hereafter defined) providing for the issuance of such class or series of preferred Stock shall specifically refer to this Rights Agreement and provide that the right to acquire securities upon the exercise of conversion rights so conferred shall not be deemed to constitute beneficial ownership of such securities;

               (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the Record Date) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (iii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, (B) is not also then reportable by such person on
          Schedule 13D under the Exchange Act (or any comparable successor report) and (C) does not constitute a trust, proxy, power of attorney or other device with the purpose or effect of allowing two or more persons, acting in concert, to avoid being deemed "beneficial owners" of such security or otherwise avoid the status of "Acquiring Person" under the terms of this Agreement or as part of a plan or scheme to evade the reporting requirements under Schedule 13D or Section 13(d) or 13(g) of the Exchange Act; or

               (iv) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of, or with respect to, acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph (c)), or disposing of any voting securities of the Company, provided, however, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York, the State of Texas or the State in which the Rights Agent maintains its principal place of business are authorized or obligated by law or executive order to close.

          (f) "Close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (g) "Common Shares" when used with reference to the Company shall mean shares of Common Stock, par value $0.01 per share, of the Company. "Common Shares" or "common shares," when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of such Person.

          (h) "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any successor (by merger or otherwise) of such entity.

          (i) "Section 11(a)(ii) Event" shall mean the event described in
     Section 11(a)(ii).

          (j) "Section 13(a) Event" shall mean any event described in clause
     (x), (y) or (z) of Section 13(a).

          (k) "Series A Shares" shall mean shares of Series A Participating Preferred Stock, without par value, of the Company, including any authorized fraction of a Series A Share, unless the context otherwise requires.

          (l) "Shares Acquisition Date" shall mean the first date of public announcement (including, without limitation, a report filed pursuant to Section 13(d) or 14(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person, in each case, other than pursuant to a Qualified Offer.

          (m) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (n) "Triggering Event" shall mean any Section 11(a)(ii) Event or
     Section 13(a) Event.

          The following terms shall have the meanings indicated in the following Sections of this Agreement:

               (i)     "Act" -- Section 9(c).

               (ii)    "Adjustment Shares" -- Section 11(a)(ii).

               (iii)   "Agreement" -- Preamble.

               (iv)    "Company" -- Preamble and Section 13(a).

               (v)     "Current Value" -- Section 11(a)(iii).

               (vi)    "Distribution Date" -- Section 3(a).

               (vii)   "equivalent preference shares" -- Section 11(b).

               (viii)  "Exchange Ratio" -- Section 24(a).

               (ix)    "Existing Holder" -- Section 1(a).

               (x)     "Final Expiration Date" -- Section 7(a).

               (xi)    "NASDAQ" -- Section 11(d)(i).

               (xii)   "Principal Party" -- Section 13(b).

               (xiii)  "Purchase Price" -- Sections 4(a), 11(a)(ii) and 13(a).

               (xiv)   "Qualified Offer" -- Section 11(a)(ii).

               (xv)    "Record Date" -- Preamble.

               (xvi)   "Redemption Date" -- Section 7(a).

               (xvii)  "Redemption Price" -- Section 23(a).

               (xviii) "Right" -- Preamble.

               (xix)   "Rights Agent" -- Preamble.

               (xx)    "Rights Certificate" -- Section 3(a).

               (xxi)   "Series A Preferred Stock" -- Preamble.

               (xxii)  "Spread" -- Section 11(a)(iii).

               (xxiii) "Substitution Period" -- Section 11(a)(iii).

               (xxiv)  "Summary of Rights" -- Section 3(b).

               (xxv)   "Trading Day" -- Section 11(d)(i).

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and agrees to act as Rights Agent under this Agreement. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date (or if such tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board) after the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any

Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person, in either instance other than pursuant to a Qualified Offer (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) and not by separate certificates, and (y) the right to receive Right Certificates (as hereinafter defined) will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates for Rights, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series A Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, Redemption Date, or Final Expiration Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, shall also constitute the transfer of the Rights associated with such Common Shares.

          (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date, Redemption Date or Final Expiration Date. Certificates for Common Shares issued after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date shall have impressed on, printed on, written on, or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between SOURCECORP, Incorporated and American Stock Transfer & Trust Company, dated as of June 24, 2005 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SOURCECORP, Incorporated and the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company or the Rights Agent, American Stock Transfer & Trust Company, or its successors and assigns, will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

          Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase Series A Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Series A Participating Preferred Stock as shall be set forth therein at the price per one one-thousandth of a Series A Share set forth therein (the "Purchase Price"), but the amount and kind of the securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Right Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement, or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to
Section 6 or Section 11 hereof upon transfer, exchange, replacement, or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of such Agreement.

          Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board (if he is the Chief Executive Officer) or its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, attested by the Secretary or any Assistant Secretary of the Company, or shall bear a facsimile thereof. The Right Certificates shall not be valid for any purpose unless countersigned (manually or by facsimile) by the Rights Agent. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal offices, books for registration and transfer of the Right Certificates issued or to be issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates, and the date of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination, and Exchange of Right Certificates; Mutilated, Destroyed, Lost, or Stolen Right Certificates. (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to
Section 24 hereof) may be transferred, split up, combined, or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Series A Shares (or, following a Triggering Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined, or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 24 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Right Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed, or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Series A Share as to which the Rights are exercised, at or prior to the close of business on the earliest of (i) June 24, 2015 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed or exchanged as provided in Sections 23 and 24 hereof (the "Redemption Date").

          (b) The Purchase Price for each one one-thousandth of a Series A Share pursuant to the exercise of a Right shall initially be Ninety Dollars ($90.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Series A Shares (or other shares, securities, or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section

20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Series A Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Series A Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Series A Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Series A Share as are to be purchased (in which case certificates for the Series A Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) or assets pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or assets are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require before the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Series A Shares; Registration. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series A Shares and authorized and issued shares of Series A Shares held in its treasury the number of Series A Shares that will be sufficient to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preference stock (other than Series A Shares), any Common Shares or any shares of preference stock (other than the Series A Shares) to permit exercise of outstanding Rights.

          (b) If the Series A Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the date of the expiration of the Rights. If then required by applicable law, the Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective or comply with such state securities or "blue sky" laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series A Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized, issued and fully paid and nonassessable shares.

          (e) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Series A Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Series A Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Series A Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Series A Shares Record Date. Each person in whose name any certificate for Series A Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series A Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled (in such holder's capacity as such) to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote any shares, to receive dividends or other distributions with respect to any shares or to exercise any preemptive rights with respect to any shares, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Company shall, at any time after the date of this Agreement, (A) declare a dividend on the Series A Shares payable in Series A Shares, (B) subdivide the outstanding Series A Shares, (C) combine the outstanding Series A Shares into a smaller number of Series A Shares, or (D) issue any shares of its capital stock in a reclassification of the Series A Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock, which, if such Right had been exercised immediately prior to such date and at a time when the Series A Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
          Section 11(a)(ii).

               (ii) In the event that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall on or after the date hereof become an Acquiring Person, unless the event causing such person to become an Acquiring Person (A) is a transaction set forth in Section 13(a) hereof, or (B) is an acquisition of Common Shares pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Board who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price that is fair to the stockholders (taking into consideration all factors that such members of the Board deem relevant, including, without limitation, long-term prospects and value of the Company and the prices and terms that such members of the Board believe, in good faith, could reasonably be achieved if the Company's assets were sold on an orderly basis designed to realize maximum value), and (b) otherwise in the best interest of the Company and its stockholders (an offer referred to in clause (B) being a "Qualified Offer"), then, in such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Series A Shares, and subject to the provisions of Section 11(a)(iii) below, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Series A Share for which a Right was exercisable immediately prior to the first occurrence of an event set forth in this Section 11(a)(ii), and dividing that product (which product, following such first occurrence, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof), but not less than the par value thereof, on the date of such first occurrence (such number of shares, being referred to herein as the "Adjustment Shares").

               (iii) In the event that the total of the Common Shares that are issued but not outstanding and authorized but unissued (excluding Common Shares reserved for issuance pursuant to the specific terms of any indenture, option plan, or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, then the Board shall: (A) determine the excess of
          (1) the value of the Adjustment Shares issuable upon the exercise of a Right under Section 11(a)(ii)) hereof (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (as such price may thereafter be reduced pursuant to this Section 11(a)(iii), as set forth below) any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by the Board based upon the advice of a nationally-recognized investment banking firm selected by the Board): (1) common stock, preferred stock, notes, and/or other securities of one or more Subsidiaries of the Company, (2) a reduction in the current Purchase Price, (3) Common Shares, preferred shares and/or other equity securities of the Company, and/or (4) debt securities, cash, and/or other assets of the Company; provided, however, if this Section 11(a)(iii) is applicable and the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash in an aggregate amount equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this
          Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the date of the first occurrence of a Section 11(a)(ii) Event. The provisions of this Section 11(a)(iii) shall apply only to Common Shares of the Company and shall not apply to the securities of any other Person.

               (b) In case the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Series A Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series A Shares (or shares having the same rights, privileges, and preferences as the Series A Shares ("equivalent preference shares")) or securities convertible into Series A Shares or equivalent preference shares at a price per Series A Share or equivalent preference share (or having a conversion price per share, if a security convertible into Series A Shares or equivalent preference shares) less than the current per share market price of the Series A Shares (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series A Shares outstanding on such record date plus the number of Series A Shares which the aggregate offering price of the total number of Series A Shares and/or equivalent preference shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Series A Shares outstanding on such record date plus the number of additional Series A Shares and/or equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights. Series A Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for the distribution to all holders of the Series A Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of any debt securities, cash, or assets (other than a regular quarterly cash dividend or a dividend payable in Series A Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Series A Shares (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights) of the portion of the cash, assets, or debt securities so to be distributed or of such subscription rights or warrants applicable to one Series A Share and the denominator of which shall be such current per share market price of the Series A Shares (as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current per share market price" of a Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or any subdivision, combination, or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination, or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Common Shares are then listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no market maker is making a market in Common Shares, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the "current per share market price" of the Series A Shares shall be determined in the same manner as set forth above for Common Shares in clause (i) of this Section 11(d). If the current per share market price of the Series A Shares cannot be determined in the manner provided above, the "current per share market price" of the Series A Shares shall be conclusively deemed to be the current per share market price of the Common Shares, multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof). If neither the Common Shares nor the Series A Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a Common Share or other share or one-millionth of a Series A Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment provided for in this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

               (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property, other securities (other than shares of capital stock of the Company), or shares of capital stock of the Company other than Series A Shares, thereafter the amount of such property, other securities (other than shares of capital stock of the Company) and the number of such other shares of capital stock so receivable upon exercise of any Right (as well as any consideration to be paid therefor), shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Shares (and the Purchase Price) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Series A Shares shall apply on like terms to any such property, other securities and other shares of capital stock.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Series A Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Series A Share (calculated to the nearest one one-millionth of a Series A Share) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Series A Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Series A Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of Series A Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated value, if any, of the Series A

          Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series A Shares at such adjusted Purchase Price.

               (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Series A Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series A Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required or permitted by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Series A Shares, (ii) issuance wholly for cash of any of the Series A Shares at less than the current market price, (iii) issuance wholly for cash of Series A Shares or securities which by their terms are convertible into or exchangeable for Series A Shares, (iv) dividends on Series A Shares payable in Series A Shares or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series A Shares shall not be taxable to such stockholders.

               (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
          Section 11(o) hereof) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) before, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such person or any of its Affiliates and Associates.

               (o) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23 or 27 hereof, take (or permit any Subsidiary to take) any action which at the time it is reasonably foreseeable will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares, or (iv) issue any Shares of its capital stock in a reclassification of its outstanding capital stock, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share (including other Common Shares issued after the date of such event, but prior to the Distribution Date) following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. For purposes of this Section 11(p), any Common Shares issued after the Distribution Date, which were not issued together with a Right (pursuant to the Preamble hereto or by action of the Board pursuant to Section 22 hereof) shall not be counted as outstanding.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Series A Shares a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Shares Acquisition Date, directly or indirectly (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into, or exchanged for stock or other securities of any other Person or cash or any other property, or
(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in a single transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to any Person or group of related Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the current Purchase Price, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), free and clear of liens, encumbrances, or other adverse claims and not subject to any rights of call or first refusal, redemption, or repurchase, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series A Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 13(a) Event (or if a Section 11(a)(ii) Event has occurred prior to the occurrence of a Section 13(a) Event, multiplying the number of such one-thousandths of a share of Series A Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) and dividing the product (which product, following such first occurrence, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current per share market price (determined pursuant to Section 11(d) hereof) per Common Share of such Principal Party on the date of consummation of such Section 13(a) Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13(a) Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13(a) Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall thereafter be of no effect following the first occurrence of a Section 13(a) Event.

          (b) "Principal Party" shall mean:

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case in subsections (b)(i) or (ii) of this
Section 13, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such

Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the requirements set forth in clauses (1) and (2) of this subsection (b), above, shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale, or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

               (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (d) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender or exchange offer for all outstanding Shares of Common Shares which is a Qualified Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per share for the Common Share offered in such transaction is not less than the price per share for the Common Share paid to all holders of shares of Common Shares whose shares were purchased pursuant to such tender or exchange offer; and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Rights are then listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

          (b) The Company shall not be required to issue fractions of Series A Shares (other than fractions which are integral multiples of one one-thousandth of a Series A Share) upon exercise of the Rights or to distribute certificates that evidence fractional Series A Shares (other than fractions which are integral multiples of one one-thousandth of a Series A Share). Fractions of Series A Shares in integral multiples of one one-thousandth of a Series A Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the Series A Shares. In lieu of fractional Series A Shares that are not integral multiples of one one-thousandth of a Series A Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Series A Share. For purposes of this Section 14(b), the current market value of a Series A Share shall be the closing price of a Series A Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise set forth herein.

          Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates fully executed;

          (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court having jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the Series A Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights of Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The indemnification provided for hereunder shall survive the expiration of the Rights and termination of this Agreement.

          (b) The Rights Agent shall be fully indemnified against, shall be protected from, and shall incur no liability or expense (including without limitation, attorneys' fees and expenses) for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Series A Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in
Section 20 hereof.

          (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

          Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper of any further act on the part of any of the parties hereto, provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current per share market price") be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith, or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13 or 24 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertainment of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series A Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series A Shares will, when issued, be validly authorized and issued, fully paid, and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Secretary, or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless, any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          (l) The Rights Agent shall not be required to take notice or be deemed to have any notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Series A Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Series A Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Series A Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance, sale, or delivery of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued, sold, or delivered pursuant to the exercise of stock options or under any employee plan or arrangement outstanding, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23. Redemption and Termination. (a) The Board may, at its option, at any time prior to the earlier of (A) the time at which an Acquiring Person becomes such, or (B) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

          (b) In the case of a redemption permitted under Section 23 hereof, immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed promptly with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the action of the Board ordering the redemption of the Rights under Section 23(a) hereof, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the Redemption Date and the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its obligations with respect to providing such notice to Rights holders by (i) issuing a press release announcing the manner of redemption of the Rights, (ii) depositing with a bank or trust company in New York, New York or Dallas, Texas, having a capital and surplus of at least $100,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the Rights so called for redemption and (iii) arranging for the mailing of the Redemption Price to the registered holders of the Rights.

          Section 24. Exchange. (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder received the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(d)) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Series A Shares (or equivalent preferred shares) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Series A Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

          (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Series A Shares (except as hereinafter provided) or fractional Common Shares, but if the exchange is for Series A Shares, the Company shall be obligated to issue fractional shares so long as any fraction of a Series A Share so to be issued is at least equal to one one-thousandth of a Series A Share. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share. For the purposes of this Section 24(d), (i) the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately following the day of the public announcement by the Company that an exchange is to be effected pursuant to this Section 24, and
(ii) the current market value of a Series A Share or fraction of a Series A Share shall be the current market value on such day of a Series A Share (or fraction of a Series A Share) as determined in accordance with Section 11(d).

          Section 25. Notice of Certain Events. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Series A Shares or to make any other distribution to the holders of its Series A Shares (other than a regular quarterly cash dividend), or (ii) to offer to the holders of its Series A Shares rights or warrants to subscribe for or to purchase any additional Series A Shares or shares of stock of any class or any other securities, rights, or options, or (iii) to effect any reclassification of its Series A Shares (other than a reclassification involving only the subdivision of outstanding Series A Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or related Person, or (v) to effect the liquidation, dissolution or winding up of the

Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and, if applicable, the date of participation therein by the holders of the Common Shares and/or Series A Shares, if any such date is to be fixed, and such notice shall be so given in the case of any such action covered by clause (i) or (ii) above at least 20 days before the record date for determining holders of the Series A Shares for purposes of such action, and in the case of any such other action, at least 20 days before the date of participation therein by the holders of the Common Shares and/or Series A Shares, whichever shall be the earlier.

          (b) In case of the occurrence of a Section 11(a)(ii) Event, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 11(a)(ii), and (ii) all references in the preceding paragraph to Series A Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                      SOURCECORP, INCORPORATED
                      3232 McKinney Ave.
                      STE 1000
                      Dallas, Texas 75204
                      Attention: Chairman of the Board

                      with a copy to (which copy shall not constitute notice):

                      White & Case LLP
                      1155 Avenue of the Americas
                      New York, New York 10036

                      Attention: John Reiss
                                 Gregory Pryor

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                      To:  American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                           New York, NY 10038

                      Attention: Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

          Section 27. Supplements and Amendments. For so long as the Rights are redeemable, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the time the Rights are no longer redeemable, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company shall so direct, supplement or amend this Agreement without approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided that no such supplement or amendment may cause this Agreement to again become amendable other than in accordance with this sentence or cause the Rights to again become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Determination and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time and any determination of the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this

Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board, in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (iii) not subject the Board to any liability to the holders of the Right Certificates.

          Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

          Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       SOURCECORP, INCORPORATED
Attest:

By /s/ Charles S. Gilbert              By /s/ Thomas C. Walker
  ---------------------------            -----------------------------
     Name:   Charles S. Gilbert          Name:   Thomas C. Walker
     Title:  General Counsel             Title:  Chairman & Chief Development
[SEAL]                                           Officer

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
Attest:

By /s/ Susan Silber                    By /s/ Herbert J. Lemmer
  ---------------------------            -----------------------------
     Name:   Susan Silber                Name:   Herbert J. Lemmer
     Title:  Assistant Secretary         Title:  Vice President

                                                                       EXHIBIT A

                [FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES,
             AND RIGHTS FOR SERIES A PARTICIPATING PREFERRED STOCK]

                                       of

                            SOURCECORP, Incorporated

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

          The undersigned officers of SOURCECORP, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on June 24, 2005, adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as Series A Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, no Shares of which have been heretofore issued, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock", without par value (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 50,000.

          Section 2. Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand
(1000) times the aggregate per share amount of all cash dividends, and one thousand (1000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be paid out of funds legally available for such purpose. In the event the Company shall at any time after June 24, 2005 (the "Rights Declaration Date"), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further, that nothing contained in this paragraph (B) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Certificate.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of dividend or distribution declared thereon, which record date shall be no more than 30 days before the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event

                                    Exh. A-2
          the Company shall at any time following the Rights Declaration Date
          (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

               (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

               (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Series A Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have

                                    Exh. A-3
          exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

               (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series A Preferred Stock as a class shall terminate, and
          (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of

                                    Exh. A-4
          any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

               (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    Exh. A-5

          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Redemption. The Series A Preferred Stock shall not be redeemable.

          Section 6. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 7. Liquidation, Dissolution, or Winding Up.

          (A) Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series A Preferred Stock, then all such available assets shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences. In the event that, after payment in full of the Series A Liquidation Preference, there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Company shall at any time after the Rights Declaration Date, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii)

                                    Exh. A-6
subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date:
(i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and distribution of assets, unless the term of any such series shall provide otherwise.

          Section 10. Fractional Shares. The Company may issue fractions and certificates representing fractions of a share of Series A Preferred Stock in integral multiples of 1/1000th of a share of Series A Preferred Stock (or in lieu thereof, at the election of the Board of Directors of the Company at the time of the first issue of any shares of Series A Preferred Stock, and evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock in the event that fractional shares of Series A Preferred Stock are issued) which shall entitle the holders thereof, in the proportion which such fraction bears to a full share, to all the rights provided herein for holders of full shares of Series A Preferred Stock.

          Section 11. Amendment. At any time when any shares of Series A Preferred Stock are outstanding, this Certificate of Designation shall not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely, without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                    Exh. A-7

          Said resolution was duly adopted at a meeting of the Board of Directors of the Company duly called and held on June 24, 2005 at which meeting a quorum was present and acting throughout.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 24th day of June, 2005.

                                     SOURCECORP, INCORPORATED



                                     By_____________________________


ATTEST:


_____________________________
Secretary and General Counsel

[SEAL]

                                                                       EXHIBIT B

                           [FORM OF RIGHT CERTIFICATE]

Certificate No. R-                                    ___________________ Rights

NOT EXERCISABLE AFTER JUNE 24, 2015, UNLESS EXTENDED PRIOR THERETO BY THE BOARD OF DIRECTORS OR EARLIER IF EXCHANGED OR REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND UNDER CERTAIN CIRCUMSTANCES TO EXCHANGE, IN EACH CASE AT THE OPTION OF THE COMPANY AND ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

__________________________
* The bracketed portion of the legend should be inserted only if applicable.


                                Right Certificate

                            SOURCECORP, INCORPORATED

          This certifies that __________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 24, 2005 (the "Rights Agreement"), between SOURCECORP, Incorporated, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 PM (New York City time) on June 24, 2015 (unless such date is extended prior thereto by the Board of Directors) (the "Final Expiration Date"), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Participating Preferred Stock, without par value ("Series A Preferred Stock"), of the Company, at a purchase price of Ninety Dollars ($90.00) per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. Except as otherwise provided in the Rights Agreement, the Purchase Price shall be paid in cash. The number of Rights evidenced by this Right Certificate (and the number of fractional shares of Series A Preferred Stock that may be purchased upon exercise thereof) set forth above, and the Purchase Price per fractional share of Series A Preferred Stock set forth above, are the number and Purchase Price as of June 24,

2005, based on the Series A Preferred Stock as constituted at such date. The Company reserves the right to require before the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Section 11(a)(ii) Event.

          As provided in the Rights Agreement, the Purchase Price, and the number and kind of shares of Series A Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

          This Right Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If the Rights evidenced by this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of (i) the time at which an Acquiring Person becomes such, or (ii) the Final Expiration Date. In addition, under certain circumstances following the time any Acquiring Person becomes such, the Rights may be exchanged, in whole or in part, for Common Shares (as defined in the Rights Agreement), or shares of Series A Preferred Stock (or equivalent preferred shares). Immediately upon the action of the Board of Directors of the

                                    Exh. B-2

Company authorizing exchange or redemption of the Rights, the Rights will no longer be exercisable, and thereafter the only right of the holders of the Rights evidenced hereby will be to receive the securities issuable on exchange or the redemption price.

          The Rights Agreement may be supplemented or amended without the approval of any holder of the Rights (or the Common Shares) as set forth in the Rights Agreement.

          No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Preferred Stock or of any other securities of the Company (including Common Shares) that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement and its corporate seal.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                    Exh. B-3

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

          Dated as of _______________, 200__.


Countersigned

_____________________________               SOURCECORP, INCORPORATED



By___________________________               By_____________________________
    Authorized Signature                      Title:


                                             Attest:


                                             By____________________________
[SEAL]                                         Title:

                                             [SEAL]

                   [FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED ______________________________________ hereby sells, assigns, or transfers unto ______________________________________________________________
                      (Please print name and address of transferee) ____________________________________________________ this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_________________, 200_


                                            _______________________________
                                            Signature

Signature Guaranteed:

                                   Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_______________, 200_                   _______________________________
                                              Signature


Signature Guaranteed:



                                     NOTICE

          The signature(s) to the foregoing Assignment and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         [FORM OF ELECTION TO PURCHASE]


                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


To: SOURCECORP, Incorporated

          The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the shares of Series A Shares issuable upon the exercise of the Rights (or Common Shares or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of: _______________________

Please insert social security
or other identifying number: ___________________


________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________

________________________________________________________________________________


          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to: _______________________


Please insert social security
or other identifying number: ___________________


________________________________________________________________________________
                         (Please print name and address)


________________________________________________________________________________

________________________________________________________________________________


Dated: _______________, 200_

                                              ________________________________
                                              Signature

Signature Guaranteed:

                                   CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________, 200_

                                              ________________________________
                                              Signature


Signature Guaranteed:


                                     NOTICE

          The signature(s) to the foregoing Election to Purchase and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                 SERIES A SHARES


          On June 24 2005, the Board of Directors of SOURCECORP, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share (a "Common Share"), of the Company to stockholders of record at the close of business on July 4, 2005 (the "Record Date"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Participating Preferred Stock, without par value ("Series A Shares"), at a price of $90.00 (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash, or by certified check or cashier's check payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

          Initially, no separate Right Certificates will be distributed. Until the earlier to occur of (i) 10 days following (A) a public announcement that, or
(B) such earlier date as a majority of the Company's Board of Directors has become aware that, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) 10 Business Days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer if, upon consummation thereof, such person or group would become an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any Common Shares outstanding on and after the Record Date, by the certificates representing such Common Shares. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Share certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire on June 24, 2015, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

          If a person (other than the Company and certain other entities) becomes an Acquiring Person (other than pursuant to a tender offer for all outstanding Common Shares at a price and on terms approved by a majority of the independent Directors (a "Qualified Offer")), each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of the event set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

          In the event that, at any time following the Shares Acquisition Date,
(i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but in which its Common Shares are changed or exchanged (other than pursuant to a Qualified Offer), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price.

          The Purchase Price payable, and the number of Units of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (ii) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares, or (iii) upon the distribution to holders of the Series A Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares that are not integral multiples of one one-thousandth of a Series A Share will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Shares on the last trading date prior to the date of exercise.

          At any time after the date of the Rights Agreement until the date upon which an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustments (the "Redemption Price").

          At any time after a person becomes an Acquiring Person, provided that the Acquiring Person beneficially owns not more than 50% of the outstanding Common Shares, the Board of Directors may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right or for Series A Shares (or equivalent preference shares) at an exchange ratio of one one-thousandth of a Series A Share (or equivalent preference share) per Right.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights.

          Any of the provisions of the Rights Agreement may be amended by the Board of Directors at any time the Rights are redeemable. Thereafter, the Rights Agreement may be amended to cure any ambiguity, to correct defects and inconsistencies or to make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person);

                                    Exh. C-2
provided that no supplement or amendment may cause the Rights Agreement to again become amendable other than in accordance with this sentence or to cause the Rights to again become redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.